UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2015

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 7, 2015, investment funds affiliated with The Carlyle Group (the “Selling Shareholders”) announced that they had agreed to sell a total of 20,000,000 common shares (the “Shares”) of Axalta Coating Systems Ltd. (the “Company”) in a private placement (the “Private Placement”) to an affiliate of Berkshire Hathaway Inc. (the “Buyer”) for an aggregate purchase price of $560 million, or $28.00 per share. The Private Placement is expected to close on April 8, 2015 (the “Closing Date”) and is subject to certain conditions.

In connection with the Private Placement, on the Closing Date, the Company expects to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer, pursuant to which, upon the request of the Buyer no earlier than 90 days after the date thereof, the Company agrees to (i) file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares, and (ii) use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable thereafter. The Company’s obligations to file and maintain the effectiveness of such Registration Statement will terminate when the Shares are able to be sold by a non-affiliate of the Company under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), which is expected to be six months following the Closing Date.

The Shares were offered and will be sold in a private placement pursuant to Section 4 of the Securities Act. The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

On April 7, 2015, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding the Selling Shareholders’ agreed-upon sale of the Company’s common shares to the Buyer. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the risk that the Buyer’s acquisition of the shares from the Selling Shareholders may not be consummated, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe,” and similar terms. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. The Company undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.:	Description

99.1	Press Release dated April 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: April 7, 2015	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.:	Description

99.1	Press Release dated April 7, 2015